UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2026

POLOMAR HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56555	86-1006313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Lexington Avenue, Suite 17-143

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 425-7575

(Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 1, 2026, the Audit Committee of the Board of Directors of Polomar Health Services, Inc. (the “Company”), after discussion with management, concluded that the Company’s unaudited condensed consolidated financial statements for the following periods should no longer be relied upon:

●	the three months ended March 31, 2026, included in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 1, 2026; and

●	the three and six months ended June 30, 2026, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2026

These periods are collectively referred to as the “Non-Reliance Periods”. This conclusion was reached because of errors in the accounting for commission expense, purchases, inventory, interest expense, revenue, and misclassification of equity in the Non-Reliance Periods. Accordingly, investors should no longer rely on the financial statements for the Non-Reliance Periods, or on any earnings releases, investor presentations or other communications describing them.

In the course of preparing its financial statements for the quarter ended September 30, 2026, management identified unrecorded expenses, expenses improperly capitalized to inventory, revenue recorded in the incorrect period, and misclassification of the Company’s Series A Convertible Preferred Stock as equity as opposed to mezzanine equity.

Based on its analysis to date, management currently estimates that correcting these errors will increase its net loss by approximately $421,000 in the aggregate for the Non-Reliance Periods, of which approximately $332,000 relates to the three months ended March 31, 2026, and approximately $89,000 relates to the three months ended June 30, 2026, resulting from decreases in revenue and increases in cost of goods sold, operating expenses and interest expense. The correction of the classification of the Series A Convertible Preferred Stock is not reflected in this estimate. This estimate is preliminary and unaudited. It may change as management completes its review and its independent registered public accounting firms complete their review procedures.

The Company intends to restate its financial statements for the Non-Reliance Periods in amendments to the affected Quarterly Reports on Form 10-Q/A, which it expects to file as soon as practicable. Management is also reassessing its disclosure controls and procedures and its internal control over financial reporting and expects to report one or more material weaknesses.

The Audit Committee of the Board of Directors and the Company’s Interim Chief Executive Officer and Chief Financial Officer discussed the matters disclosed in this Item 4.02 with Green Growth CPAs, which reviewed the interim financial statements for the quarter ended March 31, 2026, and with Haskell & White LLP, which reviewed the interim financial statements for the quarter ended June 30, 2026.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the expected scope, amount and timing of the restatement, the filing of amended Quarterly Reports on Form 10-Q/A, and the Company’s assessment of its disclosure controls and procedures and internal control over financial reporting. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance of the Company expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that the final restatement adjustments differ materially from the preliminary estimates, that additional errors are identified, and that the filing of the amended reports is delayed, as well as, the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and such other periodic filings the Company makes from time to time with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLOMAR HEALTH SERVICES, INC.

Date:	November 3, 2026

By:	/s/ Terrence M. Tierney
Name:	Terrence M. Tierney
Title:	Interim Chief Executive Officer